Exhibit 99.4

THE PUPPY ZONE FRANCHISE AGREEMENT

THIS AGREEMENT is made as of the ___ day of _______, 200_.

BETWEEN:

PUPPY ZONE ENTERPRISE, INC..

8275 South Eastern Avenue, Suite 200

Las Vegas, Nevada

89123-2503

(hereinafter called the “Franchisor”)

AND:

___________________________

(hereinafter called the “Franchisee”)

WHEREAS:

Puppy Zone Enterprises, Inc. has developed unique methods, documents, marketing, training and systems (the “System”) for the development, opening and operating of a distinctive dog day care, do it yourself dog wash, dog groomer, dog training and retail facility.

The distinguishing features of the System include, but are not limited to, the unique operating methods and procedures, the interior and exterior accessories, identifications schemes, products, standards, specifications and proprietary marks and information;

The Franchisor carries on its business under the trade names “The Puppy Zone” and “The Puppy Zone Dog Day Care & Adventure Centre” and other proprietary identifying characteristics used in relation to and in connection with its business and is the owner of the trademarks set out in Schedule “A” hereto;

By reason of a uniform business format or system and high standards of quality and service, the Franchisor has established an excellent business reputation, created a substantial demand for its products and built up valuable goodwill;

The Franchisee is desirous of acquiring from the Franchisor the right and license to operate a Puppy Zone facility utilizing the Franchisor’s business format, methods, specifications, standards, operating procedures, trade-marks and upon the terms and conditions hereinafter set forth;

NOW THEREFORE this Agreement witnesses that in consideration of the mutual covenants and agreements herein contained the parties do hereby covenant and agree with each other as follows:

1)	Definitions

Where used herein or in any schedules or amendments attached hereto, the following terms shall have the following meanings:

a)

“Franchised Business” means The Puppy Zone facility to be operated by the Franchisee under the trade name "The Puppy Zone Dog Day Care & Adventure Centre” at the Premises pursuant to the provisions of this Agreement;

b)

“Franchise Year” means in respect of any year, twelve consecutive periods of one month each, as the Franchisor may at its discretion from time to time determine, provided that any change shall not increase the Franchisee’s liability for any amounts payable under this Agreement;

c)

“Gross Sales” mean the entire amount of the actual sales price of all sales of Products, and all other receipts or receivables whatsoever from any and all business conducted upon or originating from the Premises by the Franchisee including telephone order sales, whether such sales or other receipts be by cheque, for cash, credit, charge

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accounts, exchange or otherwise. There shall be no deductions allowed for uncollected or uncollectible credit accounts and no allowances shall be made for bad debts. Gross Sales shall include the amount of all sales assumed to have been lost by the interruption of business at the Premises to be determined on the basis upon which proceeds of any business interruption insurance are paid or are payable to the Franchisee or other occupiers of the Premises. Gross Sales shall not include:

i)

the amount of any tax imposed by any federal, provincial, municipal or government authority directly on sales and collected from customers if such tax is added to the selling price and actually paid by the Franchisee to such governmental authority:

ii)

the amount of the refund or credit given in respect of any products or services returned or exchanged by a customer for which a refund of the whole or a part of the purchase price is made or for which a credit is given, provided that the selling price thereof was included in Gross Sales; and

iii)

the amount of any credit granted by the Franchisor to the Franchisee under any System-wide coupon redemption or similar promotion program invoked by the Franchisor. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the week during which such charge or sale shall be made, irrespective of the time when the Franchisee shall receive payment (whether full or partial) therefor;

d)	“Initial Term” means the ten year term provided for in paragraph 3;
e)	“Interest Rate” means a rate of interest equal to the lesser of 2% per month (24% per annum) or the maximum rate of interest permitted by law;
f)

“Manual” means, collectively , all books, pamphlets, bulletins, memoranda, letters, notices or other publications or documents prepared by or on behalf of the Franchisor for use by franchisees generally or for the Franchisee in particular, setting forth information, advice, standards, requirements, training methods, operating procedures, instructions or policies relating to the operation of The Puppy Zone dog day care, do it yourself dog wash, dog groomer, dog training and retail facility, as may be amended from time to time;

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g)

“Marks” means the trade- marks, trade names and other commercial symbols and related logos as set forth in Schedule “A” hereto, including the design and trade name “The Puppy Zone Dog Day Care & Adventure Centre” and “The Puppy Zone”, together with such other trade names, trade-marks, symbols, logos, distinctive names, service mark, certification mark, logo design, insignia or otherwise which may be designated by the Franchisor as part of the System from time to time, and not thereafter withdrawn;

h)	“Monthly Period” means each calendar month;
i)	“Premises” means the Premises at which the Franchised Business is to be located, as described in Schedule “B” hereto;
j)

“Products” means all services and retail items performed and/or sold at or from the Premises including, but not limited to, all day care services, grooming services, training services and retail items; and

k)	“Territory” means _________________.

2)	Grant

Subject to the provisions of this Agreement and for the term hereinafter specified, the Franchisor hereby grants to the Franchisee a non-exclusive right to operate The Puppy Zone at and only at the Premises and a non-exclusive license to use the System and Marks solely and exclusively in the operation thereof. Termination or expiration of this Agreement shall constitute a termination or expiration of the rights and license granted herein.

The Franchisor covenants not to grant any further right to operate The Puppy Zone within the Territory throughout the initial term of this Agreement.

3)	Term
a)

Initial Term. The term of this Agreement shall commence on the date hereof, and shall expire either at midnight on the day preceding the tenth anniversary thereof or on the expiration of the Franchisee’s lease or sublease of the Premises, whichever date shall be the earlier, unless terminated sooner in accordance with the provisions of this Agreement.

b)	Renewal. If throughout the Initial Term the Franchisee shall have fully complied with all of the terms and conditions of this Agreement

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and any other Agreement entered into between the Franchisor and the Franchisee and shall have complied with the operating standards and criteria established for the Franchised Business including, without limitation, the System, the Franchisee shall have the option to renew this Agreement for one (1) renewal term. Such renewal term shall commence on the expiry of the Initial Term of this Agreement and end on the earlier of the fifth (5th) anniversary thereof or on the expiry of the Franchisee’s lease or sublease of the Premises, unless terminated sooner in accordance with the terms and conditions of this Agreement. Such renewal shall not require any payment of an initial or renewal franchise fee, but shall be subject to the following terms and condition being complied with in full prior to the expiration of the Initial Term:

i)

The Franchisee shall give the Franchisor written notice of his desire to exercise the renewal option herein provided for not less than six months prior to the expiration of the Initial Term, provided that such notice shall not be given before the commencement of the last year of the Initial Term;

ii)

The Franchisee shall do or cause to be done all such things as the Franchisor may require to ensure that the Franchised Business satisfies the then current image, standards and specifications established by the Franchisor for new franchises in the System whether or not such image, standards or specifications reflect a material change in the System in effect during the Initial Term. Without limiting the generality of the foregoing, the Franchisee shall make such capital expenditures as the Franchisor shall determine as being reasonably required in connection with the foregoing for the modernization and refurbishing of the Premises and all fixtures, furnishings, equipment and signs therein or thereon;

iii)

The Franchisee is not in default of any provision of the lease or sublease for the Premises and satisfies the Franchisor that it has the right to remain in possession of the Premises for such renewal term;

iv)	The Franchisee shall reimburse the Franchisor for all reasonable legal fees and other costs and expenses incurred by it incident to the exercise of the renewal option herein provided for; and

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v)

At the commencement of the renewal term, the Franchisee shall, at the option of the Franchisor, execute a new franchise agreement in the form then being used by the Franchisor, which may contain a different size of protected territory, different royalty rates and advertising contributions than contained in this Agreement, and shall execute such other documents and agreements as are then customarily used by the Franchisor in the granting of franchises and licenses. If the Franchisor shall elect not to execute such a new franchise agreement, all of the provisions contained in the franchise agreement in effect immediately prior to the commencement of such renewal term shall remain in force during such renewal term (except for any further right of renewal).

4)	Initial Fee and Royalty
a)

Initial Fee. In consideration of the Franchisee receiving the opportunity to establish the Franchised Business, the Franchisee shall pay to the Franchisor, forthwith upon the execution of this Agreement, an initial non-recurring non-refundable franchise fee in the amount of fifteen thousand ($15,000) dollars. This initial franchise fee shall be deemed to be fully earned by the Franchisor when paid and in consideration of the grant by it to the Franchisee of the opportunity to establish the Franchised Business as herein provided, and the Franchisee shall not be entitled to a refund of any part thereof, regardless of the date of termination of this Agreement.

b)

Continuing royalty. In return for the on-going rights and privileges granted to the Franchisee hereunder, the Franchisee shall pay to the Franchisor throughout the term of this Agreement a royalty of five percent (5%) of Gross Sales for each Monthly Period, such royalties to be payable in arrears on or before the fifteenth (15th) day of the month immediately following the expiry of the Monthly Period for which payment is being made, including the fifteenth (15th) day of the month following the final Monthly Period of the Term.

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5)	Advertising
a)	Local Advertising.
(1)	The Franchisee shall have the right to conduct such advertising and promotions in respect of the Franchised Business as the Franchisee shall, in its reasonable discretion, desire, provided that:
(a)	The Franchisee shall advertise and promote only in a manner that will reflect favorably on the Franchisor, the Franchisee and the Products and the good name, goodwill and reputation thereof;
(b)

The Franchisee shall submit to the Franchisor for its approval, which approval shall not be unreasonably withheld or unduly delayed, all advertising and promotions to be utilized by the Franchisee and until such time as the Franchisor shall give its prior written approval to the use of such advertising and promotions, the Franchisee shall not utilize same in any advertising or promotion; and

(c)

The Franchisee shall prominently display, at its expense, in and upon the Premises signs of such nature, form, colour, number, location and size containing such matter as the Franchisor may direct or approve in writing from time to time.

b)

General advertising fund. Recognizing the value of uniform advertising and promotion to the goodwill and public image of the System, the Franchisee acknowledges that the Franchisor has established a general advertising fund (the “Fund”). The purpose of the Fund is to develop and provide for such System-wide, regional, local and other advertising programs, as the Franchisor may deem necessary or appropriate, in its sole discretion. The Franchisor is to direct all such advertising programs in its sole discretion with respect to the creative concepts, materials, endorsements and media used therein, and the placement and allocation thereof.

c)

Contribution. The Franchisee shall contribute to the Fund in each Franchise Year an amount equal to one percent (1%), as determined by the Franchisor, of the Gross Sales for such Franchise Year. Any amounts payable hereunder to the Fund shall be paid together with the royalty fees hereunder and shall be based upon Gross Sales for

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the preceding Monthly Period and shall be deposited by the Franchisor into the Fund account.

d)

Use of Fund. The Fund is to be used and expended for media costs, commissions, market research costs, creative and production costs including, without limitation, the costs of creating promotions and artwork, printing costs, and other costs relating to advertising and promotional programs undertaken by the Franchisor. The Franchisor is to have the right to place and develop such advertisements and promotions and to market same as agent for and on behalf of the Franchisee, either directly or through an advertising agency retained or formed for such purpose. The Fund shall be accounted for separately from the other funds of the Franchisor and shall not be used to defray any of the Franchisor’s general operating expenses, except for such reasonable salaries, administrative costs and overhead (calculated on a fully allocated basis), if any, as the Franchisor may be required to incur in activities reasonably related to the administration or direction of the Fund and its advertising programs (including, without limitation, conducting market research). A statement of the operations of the Fund shall be prepared annually and shall be made available to the Franchisee upon request, the cost of such statement to be paid by the Fund.

e)

No Obligation. The Franchisee acknowledges and agrees that the Fund is intended to maximize general public recognition and patronage of The Puppy Zone facilities for the benefit of all franchisees in the System and that the Franchisor undertakes no obligation in administering the Fund to ensure that any particular franchisee, including the Franchisee, benefits directly or pro rata from the placement or conduct of such advertising and promotion. Except as expressly provided in this paragraph, the Franchisor assumes no direct or indirect liability or obligation to the Franchisee with respect to the maintenance, direction or administration of the Fund.

6)	Accounting, Records, Reports and Audits
a)

Bookkeeping, accounting and records. The Franchisee shall establish a bookkeeping, accounting and record-keeping system conforming to the requirements prescribed from time to time by the Franchisor including, without limitation, the use and retention of cash registers, tapes, invoices, cash receipts, inventory records, daily summaries,

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purchase orders, payroll records, cheque stubs, bank deposit receipts, sales tax records and returns, cash disbursement journals and general ledgers together with such further and other records and documents as may from time to time be required by the Franchisor, and including standardized computer bookkeeping systems established from time to time. The Franchisee and all personnel employed by the Franchisee shall record, at the time of sale, in the presence of customers, all receipts from sales or other transactions, whether for cash or credit, on cash registers approved by the Franchisor.

b)

Reports and financial information. The Franchisee shall furnish to the Franchisor such reports as the Franchisor may require from time to time. Without limiting the generality of the foregoing, the Franchisee shall furnish to the Franchisor in the form from time to time prescribed by the Franchisor and together with such detail and breakdown and copies of supporting records as the Franchisor may from time to time require:

i)

By the fifteenth (15th) day following the end of the preceding Monthly Period, a report of the Gross Sales for such Monthly Period, signed and verified by the Franchisee together with copies of the daily summaries for such Monthly Period;

ii)	Within ninety (90) days after the end of each three consecutive Monthly Periods, a profit and loss statement for the Franchised Business for such Monthly Periods;

iii)

Within ninety (90) days after the end of each fiscal year of the Franchised Business, financial statements for the Franchisees Business, including a balance sheet, profit and loss statement and a statement of retained earnings for such period, which statements shall be signed and verified by the Franchisee; and

iv)

Within ninety (90) days of the end of each fiscal year of the Franchised Business, a statement of Gross Sales for such fiscal year determined in accordance with generally accepted accounting principles applied on a consistent basis, and reviewed by a firm of independent chartered accountants or certified general accountants acceptable to the Franchisor.

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c)

Inspection and audit. The Franchisor shall have the right, during normal business hours and without prior notice to the Franchisee, to inspect or audit, or cause to be inspected or audited, the financial books, records, bookkeeping and accounting records, documents or other materials in respect of the Franchised Business, including the right, without limitation, to have a person on the Premises to check, verify and tabulate Gross Sales, and/or to examine accounting records and procedures affecting the determination of Gross Sales.

In the event that any such audit or inspection shall disclose an understatement of Gross Sales, the Franchisee shall pay to the Franchisor, within fifteen (15) days after receipt by the Franchisee of the inspection or audit report, the royalty and other sums due on account of such understatement. Further, if such audit or inspection is made necessary by the failure of the Franchisee to furnish reports, financial statements or any other documentation as herein required, or if it is determined by any such audit or inspection that the Franchisee’s records and procedures were insufficient to permit a proper determination of Gross Sales for any Franchise Year or part thereof to be made, or that Gross Sales of the period in question were understated by three percent (3%) or more of the Gross Sales actually received, or that the Franchisee was not complying with each of the provisions of this paragraph, the Franchisee shall immediately take such steps as may be necessary to remedy such default in accordance with the recommendations of such auditor and the Franchisee shall promptly pay to the Franchisor all costs incurred in connection with such audit or inspection including, without limitation, charges of an accountant and the travel expenses, room, board and compensation of employees of the Franchisor.

If the Franchisee’s records and procedures were insufficient to permit a proper determination of Gross Sales, the Franchisor shall have the right to deliver to the Franchisee a reasonable estimate, made by the Franchisor, of Gross Sales for the period under consideration and the Franchisee shall immediately pay to the Franchisor any amount shown thereby to be owing on account of the royalty fees and other sums due on account of any understatement. Any such estimate shall be final and binding upon the Franchisee.

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d)

Auditors report to be final. Any report of the Franchisor’s auditor rendered from time to time pursuant to this paragraph shall be final and binding upon all of the parties, provided that, in making any such report, the Franchisors’ auditor shall make such report pursuant to generally accepted accounting principles.

7)	Franchisor’s Obligations
a)	Initial services. The Franchisor agrees to provide to the Franchisee, prior to the opening of the Franchised Business, the following initial services:
i)	Business plan template (including first year operating projections)
ii)	Assistance in negotiating loans for start up financing
iii)	Assistance in demographic research and site selection
iv)	Review of zoning bylaws
v)	Review of lease and assistance in negotiations
vi)	Two days of training (travel costs of Franchisor at Franchisees cost), including:
(1)	Dog handling and assessment;
(2)	Dog walking and safety;
(3)	Humane dog correction techniques;
(4)	Dog first aid;
(5)	Basic day care routine;
(6)	Daily operations;
(7)	Inventory control;
(8)	Bookkeeping; and
(9)	Insurance.
b)

Operating assistance. During the term of this Agreement, the Franchisor shall furnish to the Franchisee such continuing advice and guidance as is from time to time reasonably required by the Franchisee with respect to the planning, opening and operation of the Franchised Business, including consultation and advice regarding:

i)	Selection, purchasing, stocking and display of retail products;
ii)	Hiring and training of employees;
iii)	Day care procedures;
iv)	Dog handling techniques;

v)	Obedience training methodology;
vi)	Formulation and implementation of advertising and promotional programs;

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vii)	Establishment and maintenance of customer database system;
viii)	Establishment and maintenance of business forms; and
ix)	Establishment and maintenance of administrative, bookkeeping, inventory control and general operating procedures.

During the term of the Agreement, the Franchisor shall provide the Franchisee at least one page inclusion on the Franchisor’s web site.

c)

Right to inspect. The Franchisor and/or its representatives shall have the right at all times to inspect the Premises and the furnishings, equipment and fixtures thereon and the Products, to take inventory of the retail Products and otherwise observe the manner in which the Franchisee is conducting its business; in the event of any such inspection, the Franchisee and its staff shall cooperate fully.

8)	Operation of Franchised Business
a)

Duties and obligations. The Franchisee understands and acknowledges that the Franchisor has invested and is investing time and capital in the advertising and promotion of The Puppy Zone as a network of facilities providing consistent, high-quality service and conducting business in a uniform and high-quality manner. The Franchisee understands and acknowledges that such advertising and promotion by the Franchisor has created and is creating goodwill and customer association in the trade-mark which benefit the Franchisor, the Franchisee and other Puppy Zone franchisees. The Franchisee understands and acknowledges that, to foster and preserve such goodwill, it is necessary for the Franchisee to operate the Franchised Business in a manner and to a quality consistent with the System and the facilities heretofore operated by the Franchisor and/or its Franchisees. The Franchisee understands and acknowledges that, in order to maintain such uniformity and quality consistency, it is necessary for the Franchisor to exercise a degree of control over the operation of each and every Puppy Zone franchisee. Therefore, the Franchisee agrees to operate the Franchised Business strictly in accordance with the System, whether contained in the Franchisor’s Manual, letters, notices, or otherwise promulgated by the Franchisor from time to time concerning the operation of franchises. Without

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limiting the generality of the foregoing, the Franchisee agrees as follows:

i)

To operate the Franchised Business with due diligence and efficiency in an up-to-date, quality, humane, safe and reputable manner during such days, nights and hours as may be designated by the landlord for the Premises or the Franchisor;

ii)

The Franchisee shall ensure that at all times prompt, courteous and efficient service is accorded to its customers. The Franchisee shall in all dealings with its customers, suppliers and the public adhere to the highest standards of honesty, integrity, safety, fair dealings and ethical conduct;

iii)	The Franchisee shall ensure that at all times all dogs are treated in a humane, safe and fair manner;
iv)	The Franchisee agrees to use in the operation of the Franchised Business only those forms provided or approved by the Franchisor;
v)

The Franchisee shall sell only such products and provide such services as meet the Franchisor’s uniform standards of quality and quantity, as have been expressly approved in writing by the Franchisor. The Franchisee shall sell such products and provide such services at a price provided by the Franchisor and shall not sell any product or service that is not approved by the Franchisor.

vi)

The Franchisee agrees to maintain the condition and appearance of the Franchised Business and the equipment used therein consistent with the then image, as it may be from time to time of the Franchisor’s franchised dog day care, do it yourself dog wash, dog groomer, dog training and retail facilities. The Franchisee agrees to effect such maintenance of, and repairs to the Premises and the equipment installed therein as is reasonably required on a regular and frequent basis and maintain such condition, appearance and efficient operation, including without limiting the generality of the foregoing, replacement of worn-out or obsolete fixtures, furnishings, equipment, signs, repair of the interior and exterior of the premises, and periodic cleaning, painting and decorating;

vii)

The Franchisor shall at all times determine the design and layout of the Premises, shall determine the adequacy of all equipment, fixtures and fittings, and the Franchisee shall at its expense at all times comply with the written requirements of the Franchisor from time to time. The Franchisee shall not make or cause to be

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made any alterations to the interior or exterior of the Premises so as to modify the appearance thereof or any alternation or replacements of the leasehold improvements, fixtures or equipment at the Premises without first having obtained the written approval of the Franchisor, which approval may be given or withheld in the sole discretion of the Franchisor;

viii)	The Franchisee shall communicate, by newsletter, quarterly to all of its customer database, using the Franchisor’s form of newsletter, if required by Franchisor, with franchise specific alterations;
ix)	The Franchisee shall participate fully in all national, regional and local promotions initiated by the Franchisor;
x)

The Franchisee shall, upon request by the Franchisor, once during the Initial Term, and thereafter, at the option of the Franchisor, no more frequently than once a calendar year, make available for a reasonable period of time each of his staff and manager for training or retraining by the Franchisor, at the Franchisor’s head office or other locality designated by the Franchisor. Such training or retraining shall be conducted at no cost to the Franchisee provided, however, that the Franchisee shall be responsible for all travel, food and lodging costs;

xi)

The Franchisee shall comply with all municipal, provincial and federal laws and regulations and shall obtain and at all times maintain any and all permits, certificates or licenses necessary for the proper conduct of the Franchised Business pursuant to the terms of this franchise agreement; and

xii)	The Franchisee and the Guarantor, if any, shall devote their full time and attention to the establishment, development and operation of the Franchised Business.
b)	Purchase and Sale of Products and Services.
i)

The Franchisee acknowledges that the reputation and goodwill of the System is based upon, and can be maintained and enhanced only by the sale and provision of high quality Products and satisfaction of customers who rely upon the uniform high quality of Products that are sold and/or provided under the System and such continued uniformity is essential to the goodwill, success and continued public acceptance of the System. Accordingly, the Franchisee agrees to sell or otherwise deal in only such Products as

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the Franchisor shall first approve in writing, which approval may be given or withheld in the sole discretion of the Franchisor, acting reasonably;

ii)

Recognizing that the Products, accessories, supplies and forms to be used in the Franchised Business must conform to the Franchisor’s standards and specifications, the Franchisee hereby agrees to purchase all such products, accessories, supplies and forms from the Franchisor, or suppliers approved or designated by the Franchisor (which may include affiliates of the Franchisor);

iii)

Where sources of supply are designated by the Franchisor, it may, for the responsibility it has assumed in ensuring that supplies are of maximum quality for obtaining volume purchasing advantages, standardization and ready availability of supplies, accept a management or rebate fee to help defray its costs in locating supplies, inspection, market surveys and analysis, interviews, quality tests and inspections, provided that such management fee or rebate fee shall be paid by the supplier and provided further that prices shall be competitive with prices in the area for products of similar quality and sold in similar quantity;

iv)

So long as the Franchisee is not in default hereunder, the Franchisor will endeavor to use its reasonable best efforts to fill all orders placed by the Franchisee as promptly as possible. However, the Franchisor will not be liable for loss or damage due to delay in delivery resulting from any cause beyond its reasonable control, including, but not limited to, compliance with any regulations, orders or instructions of any federal, provincial or municipal government or any department or agency thereof, acts or omissions of the Franchisee, acts of civil or military authority, fires, strikes, lock-outs, embargoes, delays in transportation, and inability due to causes beyond the Franchisor’s control to obtain the necessary products or ingredients. In no event shall the Franchisor be liable for financial loss, including consequential or special damages on account of delay due to any cause.

c)

Fixtures, equipment and signs. The Franchisee agrees to use in the operation of the Franchised Business only those brands or types of display cases and other fixtures, cash registers, equipment and signs that the Franchisor has approved, in its sole discretion, as meeting its specifications and standards of design, appearance, function,

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performance and serviceability. The Franchisee may purchase approved brands or types of fixtures, equipment and signs from any supplier approved by the Franchisor, which may include the Franchisor or its affiliates. If the Franchisee proposes to purchase any brand or type of fixture, equipment or sign which is not then approved or from a supplier that is not then approved, the Franchisee shall first notify the Franchisor and shall submit to the Franchisor upon its request sufficient specifications, photographs, drawings and/or other information or samples for a determination by the Franchisor, at the Franchisee’s expense, of whether or not such brand, type or supplier complies with the Franchisor’s specifications and standards, which determination shall be made and communicated to the Franchisee within a reasonable time. The Franchisee further agrees to place or display at the Premises (interior and exterior) only such sign, emblems, lettering, logos and display materials as are from time to time approved in writing by the Franchisor, which approval may be given or withheld in the sole discretion of the Franchisor.

d)

Discounts, rebates, bonuses. In the event that any volume discounts, rebate fees or discount bonus (whether by way of cash, kind or credit) are received by the Franchisor from any manufacturer or supplier designated by the Franchisor, whether or not on account of purchases made by the Franchisor for its own account or for the account of the Franchisee or, by the Franchisee directly for its own account, the Franchisor shall be entitled to retain the whole of the amount of such volume discounts, rebate fees or discount bonuses.

e)

System modification. The Franchisee acknowledges and agrees that the Franchisor may from time to time hereafter add to, subtract from, modify or otherwise change the System including, without limitation, the adoption and use of new or modified trade-marks or trade names, new products or services and new techniques in connection therewith, and the Franchisee agrees, at its own cost, to promptly accept, implement, use and display all such alterations, modifications and changes.

9)	Premises
a)

Use of Premises. The right and license granted to the Franchisee pursuant to paragraph 2 has been granted to the Franchisee solely for use by him at the Premises. The Franchisee shall use the Premises for

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the operation of the Franchised Business only and for no other purpose.

b)

Lease by Franchisee. The Franchisee will simultaneously with or immediately following the execution of this Agreement, enter into the lease for the Premises substantially in the form attached hereto as Schedule “C” or in such other form as may otherwise be required by the Franchisor or any lessor of the Premises.

c)

Early Termination of lease. If prior to the termination of this Agreement, the lease of the Premises expires or terminates without fault of the Franchisee, or if the Premises are destroyed or otherwise rendered unusable, the Franchisee shall, provided it has not otherwise breached or violated any of the provisions of this Agreement, have a period of six months from the date of the termination of the lease within which to relocate the Franchised Business to a location reasonably satisfactory to the Franchisor. If the Franchisee is unable to relocate and recommence the operation of the Franchised Business within the aforesaid period, this Agreement shall terminate and be of no further force or effect and the Franchisor shall not be responsible for any losses, costs or expenses whatsoever incurred by the Franchisee as a result of such early termination, it being hereby acknowledged that the term of this Agreement will not necessarily coincide with the term of the lease or other instrument under which the right to occupy the Premises was held. In the even that the Franchisee is able to relocate, the Franchisee shall be required to obtain all prior consents and approvals of the Franchisor, as provided in this Agreement, and to otherwise comply with all terms and conditions of this Agreement. All costs and expenses incurred with respect to any such relocation and recommendation of the Franchised Business shall be borne solely by the Franchisee.

10)	Marks
a)

No permanent interest. Neither this Agreement nor the operation of the Franchised Business shall in any way give or be deemed to give to the Franchisee any interest in the marks except for the right to use the marks solely in accordance with the terms and conditions of this Agreement. The Franchisee shall not use the marks in any manner calculated to represent that it is the owner of the Marks. Neither during the term of this Agreement nor at any time after termination

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hereof shall the Franchisee, either directly or indirectly, dispute or contest the validity or enforceability of the marks, attempt any registration thereof, or attempt to dilute the value of any goodwill attaching to the Marks. Any goodwill associated with the marks shall enure exclusively to the benefit of the Franchisor.

b)	Franchisee’s obligations with respect to the Marks. Without in any way restricting or limiting paragraph 10(a), the Franchisee covenants and agrees as follows:
i)

That contemporaneously with the execution of this Agreement or forthwith upon any request by the Franchisor, the Franchisee will at its expense (including, without limitation, paying all disbursements) execute and file such registered user applications or agreements or such other instruments in such form and with such parties, as the Franchisor in its sole discretion shall specify, for the purpose of registering the Franchisee as a registered user of the Marks, or protecting the interests and rights of the Franchisor in such Marks, or complying with any applicable trade name, trademark or other similar legislation;

ii)

That the Franchisee will not use either the Marks or any variations thereof as any part of its corporate, firm or business name or for any other purposes, save and except in accordance with the terms and conditions of this Agreement or as may otherwise be specifically authorized by the Franchisor in writing;

iii)

That if the business, partnership or corporate statutes of any jurisdiction require that the Franchisee make application to use the marks within such jurisdiction, such application of the Franchisee shall specify that the Franchisee’s use of such Marks is subject to and limited by the terms and conditions of this Agreement; and

iv)

Forthwith upon the termination for any reason whatsoever of this Agreement, the Franchisee shall cease all use of the marks (including any colourable imitations thereof) for any purposes whatsoever and the Franchisee shall not make known, either directly or indirectly, following such termination, that the Franchisee previously conducted business under the Marks.

c)	Affixing of notice. The Franchisee hereby covenants and agrees that it will affix in a conspicuous location in or upon the Premises, a sign containing the following notice:

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“This facility is owned and operated independently by __________, who is an authorized licensed user of the trade-marks used in connection with The Puppy Zone Dog Day Care & Adventure Centre located at ______________, which trade-marks are owned by The Puppy Zone Dog Day Care & Adventure Centre Inc.”

d)

Infringement or change of Marks. The Franchisee shall immediately notify the Franchisor of any infringement of or challenge to the Franchisee’s use of any of the Marks and the Franchisor shall have the sole discretion to take such action, as it deems appropriate. The Franchisor agrees to indemnify the Franchisee against and to reimburse the Franchisee for all damages for which he is held liable in an y proceeding arising out of the use of any of the Marks in compliance with this Agreement and for all costs reasonably incurred by the Franchisee in the defense of any such claim brought against him or in any such proceeding in which he is named as a party, to a maximum aggregate amount of the initial franchise fee paid by the Franchisee pursuant to paragraph 4. If it becomes advisable at any time in the sole discretion of the Franchisor for the Franchisee to modify or discontinue the use of any of the Marks or use one or more additional or substitute trade names or trade-marks, the Franchisee agrees to do so and the sole obligation of the Franchisor in any such event shall be to reimburse the Franchisee for the actual out-of-pocket expenses reasonably incurred by the Franchisee in replacing signs or other printed material then being used by the Franchisee in the conduct of the Franchised Business and bearing the Marks to be modified or discontinued.

11)	Operating Manual and Confidentiality
a)	Compliance with Manual. The Franchisee shall conduct the Franchised Business strictly in accordance with all of the provisions set out in the Manual as amended from time to time.
b)

Non disclosure. The Franchisee acknowledges that it has had no part in the creation or development of, nor does it have any property or other rights or claims of any kind in or to any element of the System, the Marks or any matters dealt with in the Manual and that all disclosures made to the Franchisee relating to the System and

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including, without limitation, the specifications, standards, procedures and the entire contents of the Manual are communicated to the Franchisee solely on a confidential basis and as trade secrets in which the Franchisor has a substantial investment and a legitimate right to protect against unlawful disclosure. Accordingly, the Franchisee agrees to maintain the confidentiality of all such information during the currency of this Agreement or at any time thereafter and shall not disclose any of the contents of the Manual or any information whatsoever with respect to the Franchisee’s or the Franchisor’s business affairs or the System other than as may be required to enable the Franchisee to conduct is business from the Premises, and the Franchisee further agrees not to use any such information in any other business or in any manner not specifically approved in writing by the Franchisor. This paragraph shall survive the termination of this Agreement for any reason whatsoever.

c)

Manual is property of the Franchisor. The Franchisee hereby acknowledges that the Manual is loaned to the Franchisee and shall at all times remain the sole exclusive property of the Franchisor, and upon termination of this Agreement for any reason whatsoever, the Franchisee shall forthwith return the Manual together with all copies of any portion of the Manual which the Franchisee may have made, to the Franchisor.

12)	Insurance
a)

Types of insurance. The Franchisee shall, at its sole cost and expense, take out and keep in full force and effect throughout the term of this Agreement and any renewal thereof, such insurance coverage as may be required, pursuant to the lease for the Premises and as the Franchisor may from time to time require (including, without limitation, fire and extended coverage insurance on the equipment on a replacement cost basis, leasehold improvement and stock of the Franchised Business, business interruption insurance, workmen’s compensation insurance and public liability and indemnity insurance in an amount of not less than $2,000,000 per occurrence, and in such amounts as the Franchisor may from time to time require, fully protecting as named insured the Franchisor and the Franchisee against loss or damage occurring in connection with the operation of

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the Franchised Business. All costs in connection with the placing and maintaining of such insurance shall be borne solely by the Franchisee.

b)	Policies of insurance. All policies of insurance obtained pursuant to this paragraph shall:
i)	Be placed only with insurers reasonably acceptable to the Franchisor;
ii)	Be in such form and amounts as is reasonably acceptable to the Franchisor;
iii)	Contain a clause that the insurer will not cancel or change or refuse to renew the insurance without first giving to the Franchisor thirty (30) days’ prior written notice; and
iv)	Name the Franchisor as an additional named insured, as its interest appears.
c)

Copies. Copies of all policies or certificates of insurance and any renewals thereof shall be delivered promptly to the Franchisor by the Franchisee from time to time throughout the term of this Agreement and any renewal thereof.

d)

Placement of insurance by the Franchisor. If the Franchisee fails to take out or keep in force any insurance referred to in paragraph (12) (1), or should any such insurance not be as provided in paragraph 12(2), and should the Franchisee not rectify such failure within forty-eight (48) hours after written notice is given to the Franchisee by the Franchisor, the Franchisor has the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Franchisee and all outlays by the Franchisor shall be immediately paid by the Franchisee to the Franchisor on the first day of the next month following such payment by the Franchisor without prejudice to any other rights and remedies of the Franchisor under this Agreement.

13)	Restrictive Covenants and Trade Secrets
a)

Competition during term of agreement. The Franchisee and the Guarantor, if any, (in consideration of the Franchisor entering into this Agreement) covenant and agree that, during the term of this Agreement and any renewal period thereof, the Franchisee shall not, without the prior written consent of the Franchisor, either individually or in partnership or jointly or in conjunction with any person, firm, association, syndicate or corporation, as principal, agent,

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shareholder or in any manner whatsoever, carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations or permit their names or any part thereof to be used or employed in any business operating in competition with or similar to the Franchised Business.

b)

Competition after termination. In the event of termination of this Agreement for any reason whatsoever, each of the Franchisee and the Guarantor, if any, (in consideration of the Franchisor entering into this Agreement) shall not, without the prior written consent of the Franchisor, at any time during the period of five (5) years from the date of such termination either individually or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, company or syndication as principal, agent, shareholder, or in any other manner whatsoever carry on, be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit its name or any part thereof to be used or employed by any person or persons, firm, association, syndicate, company or corporation engaged in or concerned with or interested in, any business competitive with or similar to the Franchised Business or franchising businesses similar to the Franchised Business, within a one hundred (100) mile radius of any Puppy Zone facility.

c)

Acknowledgement of corporate Franchisee. In the event the Franchisee is a corporation, the Franchisee covenants and agrees to deliver to the Franchisor at any time the Franchisor may request, the written acknowledgement of such directors, officers, shareholders or employees of the Franchisee, as the Franchisor shall in its discretion determine, acknowledging that they have reviewed the provision of this paragraph and that they agree to abide by and be bound by all such provisions.

14)	Termination
a)

Events of Termination. The Franchisor shall have the right to terminate this Agreement and the rights granted hereunder (provided, however, that paragraphs 11 and 13 shall continue in full force and effect for the periods therein specified), without prejudice to the enforcement of any other legal right or remedy, immediately

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upon giving written notice of such termination upon the happening of any of the following events:

i)

If default shall be made in the due and punctual payment of any amount payable under this Agreement, when and as same shall become due and payable, and such default shall continue for a period of seven (7) days after written notice thereof has been given to the Franchisee;

ii)

If the Franchisee shall breach any other of the terms and conditions of this Agreement or any other agreement or undertaking entered in to between the Franchisor and Franchisee and such breach shall continue for a period of ten (10) days after written notice thereof has been given to the Franchisee;

iii)

If the Franchisee shall fail to observe or perform any of the rules, bulletins, directives or other notices set forth in the Manual and any such failure to observe or perform same shall continue for a period of ten (10) days after written notice thereof has been given to the Franchisee;

iv)	If the Franchisee shall fail to observe or perform any of the terms and conditions of any lease, sublease or other instruments under which the Franchisee has acquired the right to occupy the Premises;
v)

If the Franchisee fails to conduct business in, at or from the Premises for a period of five (5) consecutive business days without the prior written consent of the Franchisor or if the Premises are used by any party other than such as are properly entitled to use same;

vi)	If the Franchisee ceases or threatens to cease to carry on business, or takes or threatens to take any action to liquidate its assets or stops making payments in the usual course of business;
vii)	If either the Franchisee or the Guarantor, if any, makes or purports to make a general assignment for the benefit of creditors;
viii)	If either the Franchisee or the Guarantor, if any, makes or purports to make a bulk sale of their assets;
ix)

If either the Franchisee or Guarantor, if any, shall institute any proceedings under any statute or otherwise relating to insolvency or bankruptcy, or should any proceeding under any such statute or otherwise be instituted against the Franchisee or the Guarantor;

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x)

If a custodian, receiver, manager or any other person with like powers shall be appointed to take charge of all or any part of the Franchisee’s or Guarantor’s undertaking, business, property or assets;

xi)

If any lessor or encumbrancor or any other person, corporation or entity lawfully entitled, shall take possession of any of the undertaking, business, property or assets of either the Franchisee or the Guarantor, if any;

xii)	If either the Franchisee or the Guarantor, if any , shall commit or suffer any default under any contract of conditional sale, mortgage or other security instrument;
xiii)	In the event the Franchisee or the Guarantor, if any, is a corporation,
(1)	If an order shall be made or a resolution passed for the winding up or liquidation of either the Franchisee or the Guarantor, if any;
(2)

If either the Franchisee or the Guarantor passes or purports to pass, or takes or purports to take any corporate proceedings to enable them to take proceedings for their dissolution, liquidation or amalgamation;

(3)	If either the Franchisee or the Guarantor, if any, shall lose their charter by expiration, forfeiture or otherwise; or
(4)	If any proceedings with respect to either the Franchisee or the Guarantor, if any, are commenced under the Companies’ Creditors Arrangement Act, RSC, 1985, c. C-36.
xiv)

If a distress or execution against any of the undertaking, business, property or assets of either the Franchisee or the Guarantor, if any, shall not be discharged, varied or stayed within twenty (20) days after the entry thereof or within such time-period as action must be taken in order to discharge, vary or stay the distress or execution, whichever shall be the earlier;

xv)

If final judgment for the payment of money in any amount in excess of Five Thousand Dollars ($5,000) shall be rendered by any court of competent jurisdiction against either the Franchisee or the Guarantor and such judgment shall not be discharged, varied or execution thereof stayed within twenty (20) days after entry thereof or within such time-period as action must be taken in

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order to discharge, vary or stay execution of the judgment, whichever shall be the earlier;

xvi)	If the Franchisee or any agent or representative of the Franchisee:
(1)	Fails to submit any report required to be furnished to the Franchisor pursuant thereto within seven (7) days of the date such report is due; or
(2)	Understates Gross Sales by more than three (3%) per cent on such report; or
(3)

If the Franchisee materially distorts any other material information pertaining to the Franchised Business, or fails to maintain its records in a manner which permits a determination of Gross Sales, unless the Franchisee proves to the satisfaction of the Franchisor that it had no knowledge of such distortion; and

xvii)

Subject to the provisions of paragraph 16, if the Franchisee shall die or otherwise become permanently incapacitated and the Franchisee’s or the Guarantor’s spouse or an adult child does not desire or is not capable to continue to operate the Franchised Business as provided in accordance with the provision of paragraph 16 or if the Franchisee shall not have a spouse or adult child.

b)	Effect of termination. Upon the expiration and non-renewal or termination of this Agreement for any reason whatsoever, the following shall apply:
i)

The Franchisee shall, immediately upon the Franchisor’s request (in order that the Franchisor may protect its proprietary marks and other proprietary rights and the Franchisor’s other franchisees), permit the Franchisor or the Franchisor’s representative to enter the Premises for the Franchisor’s account to secure the Franchisee’s complete and timely compliance with the other obligations set forth in this paragraph;

ii)

The Franchisee shall pay to the Franchisor, within seven (7) days after the effective date of termination or non-renewal, all royalties, advertising fees and other charges then due and unpaid by the Franchisee including, but not limited to, the Franchisor’s costs and expenses in completing the acts specified in this paragraph;

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iii)

The Franchisee shall immediately discontinue the operation of the Franchised Business, the System and the use of the Franchisor’s proprietary marks and other proprietary rights licensed under this Agreement, and similar names and marks, or any other designations or marks associating the Franchisee with the Franchisor or the System. The Franchisee shall cease displaying and using all signs, stationary, letterheads, packaging, forms, marks, manuals, bulletins, instruction sheets, printed matter, advertising and other physical objects used from time to time in connection with the System or containing or bearing any of the Franchisor’s proprietary marks or other names, marks or designations, and shall not thereafter operate to do business under any name or in any manner in violation of paragraph 10(b) or that might tend to give the general public the impression that it is associated with the Franchisor or the System or that it is operating a dog day care, do it yourself dog wash, dog groomer, dog training or retail facility similar to The Puppy Zone or that it previously conducted its business under the Marks;

iv)

if the Franchisee retains possession of the Premises, the Franchisee shall promptly and, at its expense, make such modifications to the interior and/or exterior décor to the Premises as the Franchisor shall require to remove all identification as The Puppy Zone;

v)

the Franchisee shall promptly execute such documents or take such actions as may be necessary to abandon the Franchisee’s use of any fictitious business name containing any of the Franchisor’s proprietary marks adopted by the Franchisee and to remove (in respect of the next publication), at the Franchisor’s request, the Franchisee’s listing as The Puppy Zone from the Yellow Pages, all other telephone directories and all other trade or business directories and to assign (if the business of the Franchisee is being continued by the Franchisor or its nominee) to the Franchisor or any other party designated by the Franchisor all of the Franchisee’s telephone numbers and listings in connection with the Franchised Business; and

vi)	within seven (7) days after the effective date of expiration or termination, the Franchisee shall return to the Franchisor all copies of the Manual, all other confidential material provided to

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the Franchisee by the Franchisor and all other materials required to be returned in accordance with this Agreement or the Manual.

c)	Rights of the Franchisor.
i)

Upon the termination of this Agreement for any reason whatsoever, save and except in the event of a purchase pursuant to the provisions of paragraph 16 of this Agreement, the Franchisor shall have the right, but not the obligation, such right to be exercised by notice in writing delivered to the Franchisee within thirty (30) days of the date of termination of this agreement for any reason whatsoever, to purchase from the Franchisee all or any portion of the equipment, supplies and inventory used by the Franchisee in connection with the Franchised Business. Products located on the Premises or otherwise held by the Franchisee for the purpose of sale or distribution at the Premises, and/or all or any part of the fixtures, equipment, furniture or other assets located on, in or at the Premises or otherwise used in connection with the Franchised Business.

ii)	The purchase price payable by the Franchisor to the Franchisee of any assets purchased by the Franchisor under this paragraph shall be determined as follows:
(1)	For each of the Products so purchased, the Franchisor shall pay an amount equal to the cost (less freight or other shipping charges) thereof to the Franchisee less twenty-five percent (25%); and
(2)

For each fixture, or item of equipment or furniture or other asset so purchased, the Franchisor shall pay an amount equal to the net depreciated book value of each such fixture, item of equipment or furniture or other asset. In calculating “net depreciated book value”, all fixtures, equipment, furniture or other assets shall be deemed to have been depreciated at the maximum amount of depreciation allowed in accordance with the provisions of the Income Tax Act, RSC 1952, c. 148. In no event shall any amount be payable under this paragraph for “goodwill” or “going concern value”.

iii)

The Franchisor shall deliver to the Franchisee a statement prepared by the Franchisor’s auditors setting forth the basis upon which the purchase price has been calculated. Such statement shall be conclusive and binding upon all parties. The purchase price

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shall be paid in cash at the closing of the purchase transaction, which shall take place no later than thirty (30) days after receipt by the Franchisee of the Franchisor’s notice pursuant to paragraph 14(c)(i), at which time the Franchisee shall:

(1)	Deliver all documents and instruments necessary to transfer good and merchantable title to the assets purchased to the Franchisor or its nominee, free and clear of all liens and encumbrances; and
(2)

Transfer or assign to the Franchisor all licenses or permits utilized by the Franchisee in the conduct of the Franchised Business, which may be assigned or transferred. The Franchisee shall, prior to closing, comply with any applicable bulk sales legislation. The Franchisor shall have the right to set off against and reduce the purchase price by any and all amounts owed by the Franchisee to the Franchisor or any of its affiliates.

d)

Additional Remedies. The Franchisee expressly consents and agrees that, in addition to any other remedies the Franchisor may have, at law, the Franchisor may obtain an injunction and/or appointment of a receiver of the Franchised Business to terminate or prevent the continuation of any existing default, or to prevent the occurrence of any threatened default by the Franchisee of this Agreement.

e)

Survival of covenants. Notwithstanding the termination of the Agreement for any reason whatsoever, all covenants and agreements to be performed and/or observed by the Franchisee and/or the Guarantor, if any, under this Agreement or which by their nature survive the expiration or termination of this Agreement, including without limitation, those set out in paragraphs 11,13(b), 14 (b), (c) and (d), 16 and 17 shall survive any said termination.

f)

Failure to act not to affect rights. The failure of the Franchisor to exercise any rights or remedies to which it is entitled upon the happening of any of the events referred to in paragraph 14(a) shall not be deemed to be a waiver of or otherwise affect, impair or prevent the Franchisor from exercising any rights or remedies to which it may be entitled, arising either from the happening of any such event, or as a result of the subsequent happening of the same or any other event or events provided for in paragraph 14(a). The acceptance by the Franchisor of any amount payable by or for the

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account of the Franchisee under this Agreement after the happening of any event provided for in paragraph 14(a) shall not be deemed to be a waiver by the Franchisor of any rights and remedies to which it may be entitled, regardless of the Franchisor’s knowledge of the happening of such preceding event at the time of acceptance of such payment. No waiver of the happening of any event under paragraph 14(a) shall be deemed to be waived by the Franchisor unless such waiver shall be in writing.

15)	Sale, Assignment and Transfer
a)	Assignment by the Franchisee.
i)

The Franchisee acknowledges that the Franchisor, in granting this franchise and the rights and interests under this Agreement, had relied upon, among other things, the character, background, qualification and financial ability of the Franchisee and, where applicable, its partners, officers, directors, shareholders, managers, and the Guarantors, if any. Accordingly, this Agreement, the Franchisee’s rights and interests hereunder, the lease of the Premises and the property and assets owned and used by the Franchisee in connection with the Franchised Business shall not be sold, assigned, transferred, shared or encumbered in whole or in part in any manner whatsoever without the prior written consent of the Franchisor, which shall not be unreasonably withheld. Prior to seeking such consent, the Franchisee shall provide the Franchisor with a right of first refusal as set forth in paragaph 15(b). Any actual or purported assignment occurring by operation of law or otherwise without the Franchisor’s prior written consent shall be a material default of this Agreement and shall be null and void.

ii)

In considering the request for sale, assignment, transfer or encumbrance (all of which are included within the word “transfer”) pursuant to paragraph 15(a)(i), the Franchisor may consider, among other things, the information set out in the Franchisee’s application, the qualifications, good character, requisite general business experience, apparent ability to operate the Franchised Business and credit standing of the proposed transferee, and its partners, managers, principal shareholders, directors and officers, as appropriate. In addition, the Franchisor shall be entitled to

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require as a condition precedent to the granting of its consent that:

(1)

As of the date of the Franchisee’s request for consent and as of the effective date of transfer there shall be no default in the performance or observance of any of the Franchisee’s obligations under this Agreement or any other agreement between the Franchisee and the Franchisor or any affiliate or supplier thereof, and if the Franchisee intends to transfer its rights of possession to the Premises, that the Franchisee has obtained the consent of all necessary parties to the assignment of the lease to the proposed transferee;

(2)

The Franchisee shall have settled all outstanding accounts with the Franchisor, its affiliates and all other trade creditors of the Franchised Business up to the date of closing of the proposed transfer;

(3)

The Franchisee shall have delivered to the Franchisor a complete release of the Franchisor, its directors and officers, its affiliates and the directors and officers thereof, from all obligations under this Agreement of any such persons, in a form satisfactory to the Franchisor;

(4)

The proposed transferee shall have entered in to a written assignment under seal, in a form prescribed by the Franchisor, or at the option of the Franchisor, shall have executed a new franchise agreement in the form then being used by the Franchisor, which may provide for a higher royalty and for greater expenditures for advertising and promotion than are provided hereunder, and shall have executed such other documents and agreements as are then customarily used by the Franchisor in the granting of franchises;

(5)	The proposed transferee providing guarantees from anyone whom the Franchisor may request, guaranteeing the proposed transferee’s performance of its obligations under the agreements to be entered into;
(6)	The proposed transferee taking such training in the operations of the Franchised Business, at the proposed transferee’s or the Franchisee’s sole expense, as the Franchisor may require; and
(7)	The Franchisee paying to the Franchisor, any fees and/or other expenses which may be incurred by the Franchisor in dealing

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with the Franchisee’s said application for the approval up to a maximum of two thousand ($2,000) dollars whether or not such approval is given or the transfer is completed and a further sum of two thousand ($2,000) dollars where training of the proposed transferee is considered by the Franchisor to be required.

The refusal of the Franchisor to consent to the proposed transfer based upon the non-compliance with any of the foregoing conditions shall not be deemed to be an unreasonable withholding of such consent. The Franchisor’s consent to a transfer shall not operate to release the Franchisee from any liability under this Agreement.

b)	Right of first refusal.
i)

Without in any way derogating from the Franchisor’s right to reject a proposed transfer pursuant to paragraph 15(a)(ii) if any time or times during the term of this Agreement, including any renewal thereof, the Franchisee obtains a bona fide offer (the "Offer") to acquire the whole or any part of his interest in the Franchised Business, which the Franchisee wishes to accept, the Franchisee shall promptly give written notice to the Franchisor together with a true copy of the Offer. Upon receipt of such notice and Offer, the Franchisor shall have the option of purchasing the property forming the subject-matter thereof upon the same terms and conditions as those set out in the Offer except that:

(1)

There shall be deducted from the purchase price the amount of any commissions or fee that would otherwise have been payable to any broker, agent or other intermediary in connection with the sale of such property to the offeror; and

(2)	The Franchisor shall have the right to substitute cash for any other form of consideration specified in the Offer and to pay in full the entire purchase price at the time of closing.

The Franchisor may exercise its option at any time within twenty (20) days after receipt of the said notice by giving written notice to the Franchisee. If the Franchisor declines to exercise such option and if such transfer is approved by the Franchisor, the Franchisee shall be at liberty to complete the transfer to such

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third party transferee in accordance with the Offer, such transaction must be completed within thirty (30) days of the date on which the Franchisor notifies the Franchisee of its approval of such transaction. If the transaction is not completed within thirty (30) days, the foregoing provision of this paragraph shall apply again in respect of the proposed transfer and so on from time to time.

ii)	In addition to the Offer to be given by the Franchisee to the Franchisor together with the notice described in paragraph 15(b)(i), the Franchisee shall provide the Franchisor with:
(1)	Information relating to the business reputation and qualifications to carry on the Franchised Business of the proposed transferee;
(2)

Any credit information the Franchisee may have as to the financial ability and stability of the proposed transferee, including, if the proposed transferee is an individual, his personal net worth statement and if the proposed transferee is a corporation, partnership, or other entity, its latest financial statements.

c)	Sale of shares or other interest in the Franchisee. In the event the Franchisee is a corporation or partnership:
i)

Then the respective transfer, sale, assignment, pledge, mortgage or hypothecation of any shares or interest, or any change in the composition of partners or any amalgamation which results or could result in the change of control, within the meaning of the Income Tax Act, of the Franchisee, as applicable, shall be deemed to be an assignment of this Agreement and shall be subject to all of the provisions, terms, and conditions precedent specified in this paragraph which shall apply mutatis mutandis;

ii)

The Franchisee will, upon the Franchisor’s request from time to time, deliver to the Franchisor a certificate certifying as to then current shareholders, directors, officers, members, or partners, as the case may be of the Franchisee;

iii)

The Franchisee will cause the share certificates representing share ownership in the case of a corporation or the document so title representing an ownership interest in the case of a partnership or other entity, to have typed or written a legend stating that such shares or documents of title are subject to this

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Franchise Agreement among the Franchisor, the Franchisee and the Guarantor, if any, that the said Franchise Agreement contains restrictions on the sale, assignment, transfer, mortgage, pledge, hypothecation, donation, encumbrancing or other dealings with the said shares or documents of title, and that notice of the said Agreement is thereby given.

d)

Assignment to bank. Notwithstanding the foregoing provision of this paragraph, the Franchisee may assign the Franchised Business, this Agreement, and if the Franchisee is a corporation or partnership, the shareholders or partners may assign their respective shares or interests in the Franchisee to a Canadian charted bank as security for monies advanced by such bank to the Franchisee for use in the Franchised Business, provided that the Franchisor shall have given its prior written consent to such assignment, such approval not to be unreasonably withheld or unduly delayed.

16)	Death or Incapacitation
a)

Death of incapacitation. Upon the death or permanent disability of the Franchisee or the controlling shareholder or partner or partners of the Franchisee as the case may be, if such person has at the date of such death or permanent disability a spouse or any adult children surviving, the following shall apply:

i)

If the surviving spouse and/or adult child desire and are, in the reasonable opinion of the Franchisor, capable of carrying on the Franchised Business, the said spouse and/or adult child shall have the right to continue to operate the Franchised Business provided that they shall directly covenant and agree with the Franchisor to be bound by the terms and conditions of this Agreement and any other agreements made between the Franchisor and the Franchisee, and that the applicable fee(s) set out in paragraph 15(a)(ii)(7) is paid;

ii)	If the surviving spouse and/or an adult child do not desire or are not, in the reasonable opinion of the Franchisor, capable of carrying on the Franchised Business, or cannot devote their full time and attention to the Franchised Business or if the Franchisee does not have a spouse or adult child surviving, the Franchisor shall have the right, such right to be exercised by the Franchisor giving written notice to the Franchisee or to the Franchisee’s’ estate

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within ninety (90) days of the date of the Franchisee’s death or death of the controlling shareholder(s) or partner(s) of the Franchisee or the date upon which the Franchisee’s permanent disability arises or the permanent disability of the controlling shareholder(s) or partner(s) of the Franchisee arises, to purchase all or any part of the assets of the Franchisee used in the operation of the Franchised Business for a purchase price equal to the “asset value” of the Franchisee’s assets calculated in accordance with the provision of paragraph 16(b), less all proper business liabilities assumed by the Franchisor as at the date the said purchase is completed. To satisfy the aforesaid purchase price, the Franchisor shall pay the difference between the said “asset value” and the amount of the liabilities assumed by it, on the date of the completion of the purchase by way of cash or certified cheque.

b)	Valuation. For the purposes of this paragraph, “asset value” shall be determined as follows:
i)

“inventory” shall be valued at the Franchisee’s actual cost; provided that, if in its sole opinion, the Franchisor believes any portion of the inventory is out of date, damaged or not saleable, the Franchisor shall not be required to purchase such portion;

ii)	“fixtures, equipment and furniture” shall be valued at an amount equal to the “net depreciated book value” of each such item as such term is defined in paragraph 14(c)(ii);
iii)

“goodwill” shall be valued at an amount equal to the average of the Franchisee’s annual after-tax earnings for the three (3) fully completed fiscal years immediately preceding the date of death or permanent disability of the Franchisee or the controlling shareholder(s) or partner(s) of the Franchisee; provided that, if the Franchisee shall have conducted business for less than the said three-year period but for at least one fully completed fiscal period, goodwill shall be valued at an amount equal to the Franchisee’s average annual after-tax earnings for such lesser period. If the Franchisee has conducted business for less than one fully completed fiscal period, no value shall be attributed to goodwill. In calculating such after-tax earnings, appropriate adjustments shall be made for reasonable management salaries.

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Any other assets (except for any leasehold interest) purchased by the Franchisor hereunder shall be valued at the lesser of their depreciated value as shown in the financial records of the Franchisee, or the actual cost to the Franchisee. No value shall be attributed to any interest in the lease or other instruments pursuant to which the Franchisee occupied the Premises. Any purchase pursuant to the provisions of this paragraph shall be completed within ninety (90) days of the date of death or permanent disability of the Franchisee or its controlling shareholder(s) or partner(s), or at such other time as may be mutually agreed upon by the Franchisor and the Franchisee or the appropriate estate representative.

c)

Deemed permanently disabled. For the purposes of this paragraph, the Franchisee or any controlling shareholder(s) or partner(s), as the case may be, shall be deemed to have a “permanent disability” if the usual participation of the Franchisee or any controlling shareholder9s) or partner(s), as the case may be, in the Franchised Business is for any reason curtailed for a cumulative period of one hundred (100) days in any twelve-month period during the term of this Agreement, including renewals.

17)	Guarantor’s Covenants
a)

Guarantee and indemnity. In consideration of the Franchisor entering into this Agreement with the Franchisee and in consideration of the sum of $2.00 and other good and valuable consideration (the receipt and sufficiency whereof is hereby acknowledged by the Guarantor), the Guarantor hereby unconditionally guarantees to the Franchisor that the Franchisee will pay all amounts to be paid and otherwise observe and perform all terms and conditions to be so observed and performed, either in this Agreement and/or in any agreement and/or any lease, sublease or other instrument under which the right to occupy the Premises has been obtained (the said lease, sublease and any other said instrument to be hereinafter referred to individually and collectively as the “Lease Instrument”). If the Franchisee shall default in making any such payments or in the observance or performance of any such obligations, the Guarantor hereby covenants and agrees to pay to the Franchisor forthwith upon demand all amounts not so paid by the Franchisee and all damages that may arise in consequence of any such non-observance or non-performance.

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Without in any way restricting or limiting the guarantee given by the Guarantor as set out above or any other rights and remedies to which the Franchisor may be entitled, the Guarantor hereby covenants and agrees to indemnify and save the Franchisor harmless against any and all liabilities, losses, suits, claims, demands, costs, fines and actions of any kind or nature whatsoever to which the Franchisor shall or may become liable for, or suffer, by reason of any breach, violation or non-performance by the Franchisee of any term or condition of this Agreement, the Lease Instrument or any other agreement made between the Franchisee and the Franchisor.

With respect to the guarantee and indemnification provided for by the Guarantor, the Guarantor covenants and agrees to execute and deliver under separate instrument, at such time or times as the Franchisor may request, such form of guarantee and/or indemnity evidencing its obligations under the provisions of this paragraph as the Franchisor shall in its discretion determine.

b)

Waiver of right to proceed. In the enforcement of any of its rights against the Guarantor, the Franchisor may in its discretion proceed as if the Guarantor was the primary obligor under this Agreement, the Lease Instrument or any other agreement made between the Franchisee and the Franchisor. The Guarantor hereby waives any right to require the Franchisor to proceed against the Franchisee or to proceed against or to exhaust any security (if any) held from the Franchisee, or to pursue any other remedy, whatsoever which may be available to the Franchisor before proceeding against the Guarantor.

c)

Any dealings binding on Guarantor. No dealings of whatsoever kind between the Franchisor and the Franchisee and/or any party from whom the right to occupy the Premises has been obtained and/or any other persons as the Franchisor may see fit, whether with or without notice to the Guarantor, shall exonerate, release, discharge or in any way reduce the obligations of the Guarantor in whole or in part, and in particular, and without limiting the generality of the foregoing, the Franchisor may modify or amend this Agreement or the Lease Instrument, grant any indulgence, release, postponement or extension of time, waive any term or condition of this Agreement or the Lease Instrument or any obligation of the Franchisee, take or release any

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securities or other guarantees for the performance by the Franchisee of its obligations and otherwise deal with the Franchisee and/or any party from whom the right to occupy the Premises has been obtained and/or any other persons as the Franchisor may see fit without affecting, lessening or limiting in any way the liability of the Guarantor. The Guarantor hereby expressly waives notice of all or any default of the Franchisee.

d)

Settlement binding on Guarantor. Any settlement made between the Franchisor and/or the Franchisee and/or any party from whom the right to occupy the Premises has been obtained and/or any other persons as the Franchisor may see fit to deal with, or any determination made pursuant to this Agreement or the Lease Instrument which is expressed to be binding upon the Franchisee, shall be binding upon the Guarantor.

e)

Bankruptcy of the Franchisee. Notwithstanding any assignment for the general benefit of creditors or any bankruptcy or any other act of insolvency by the Franchisee and notwithstanding any rejection, disaffirmance or disclaimer of this Agreement (including its agreement and covenant under this paragraph and/or the Lease Instrument), the Guarantor shall continue to be fully liable hereunder.

f)

Guarantor’s covenants binding. Without in any way limiting the generality of any other paragraph of this Agreement, the covenants and agreement of the Guarantor contained in this paragraph shall enure to the benefit of and be binding upon the Guarantor and the heirs, executors, administrators, successors and assigns of the Guarantor.

g)

Guarantor to be bound. The Guarantor acknowledges reviewing all of the provisions of this Agreement and agrees to be bound by all of the provision hereof in so far as applicable to him, including without limitation, the provisions of paragraphs 11 and 13 which, by execution of this Agreement, he covenants and agrees to abide and be bound by.

18)	General Provisions
a)

Security to the Franchisor. To secure payment and performance of any and all obligations from time to time owing by the Franchisee to the Franchisor, including payment of any amount owing by the Franchisee to the Franchisor in respect of goods from time to time purchased by the Franchisee, the Franchisee covenants and agrees to

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provide from time to time, on request by the Franchisor, a security interest or interests by a security agreement, in a form satisfactory to the Franchisor, in such of the inventory, supplies, equipment, leasehold improvements and other assets of the Franchised Business and in such amount or amounts and upon such terms as the Franchisor, in its absolute discretion, determines advisable. Failure to provide such security within ten (10) days following the receipt by the Franchisee of a written request therefor, specifying the nature and extent of the security required, shall be deemed to be a material default under this Agreement.

b)

Overdue amounts. All royalty and advertising contributions, all amounts due for goods purchased by the Franchisee from time to time from the Franchisor or its affiliates and any other amounts owed to the Franchisor or its affiliates by the Franchisee pursuant to this Agreement or otherwise shall bear interest after the due date at the Interest Rate, calculated and payable weekly, not in advance, both before and after default, with interest on overdue interest at the aforesaid rate. The acceptance of any interest payment shall not be construed as a waiver by the Franchisor of its rights in respect of the default giving rise to such payment and shall be without prejudice to the Franchisor’s right to terminate this Agreement in respect of such default.

c)

Indemnification of the Franchisor. The Franchisee hereby agrees, during and after the term of this Agreement to indemnify and save the Franchisor harmless from any and all liabilities, losses, suits, claims, demands, costs, fines and actions of any kind or nature whatsoever to which the Franchisor shall or may become liable for, or suffer by reason of any breach, violation, or nonperformance on the part of the Franchisee or any of its agents, servants or employees of any term or condition of this Agreement or the lease, sublease or other instrument by which the right to occupy the Premises is held and from all claims, damages, suits, costs or rights of any persons, firms or corporations arising from the operation of the Franchised Business.

d)

Legal fees. In the event the Franchisor shall be made a party to any litigation commenced by or against the Franchisee, then the Franchisee shall indemnify and save the Franchisor harmless against any losses, damages or claims whatsoever arising therefrom and shall

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pay all costs an expenses including reasonable legal fees, accountants and expert witness fees, costs of investigation and travel and living expenses incurred or paid by the Franchisor in connection with such litigation. Further, if it is established that the Franchisee has breached any of the terms and conditions of this Agreement, the Franchisee hereby agrees to pay all costs and expenses including legal fees that may be incurred or paid by the Franchisor in enforcing the Franchisor’s rights and remedies under this Agreement.

e)

No liability. The Franchisor shall not be responsible or otherwise liable for any injury, loss, or damage resulting from, occasioned to or suffered by any person or persons or to any property because of any Products sold or otherwise provided by it to the Franchisee.

f)

Legal relationship. The parties hereby acknowledge and agree that, subject to paragraph 18(q), each is an independent contractor, that no party shall be considered to be the agent, representative, master or servant of any other party for any purpose whatsoever, and that no party has any authority to enter into any contract, assume any obligations or to give any warranties or representations on behalf of any other party. Nothing in this Agreement shall be construed to create a relationship of partners, joint venturers, fiduciaries, or any other similar relationship between the parties.

g)

Joint and several. If two or more individuals, corporations, partnerships or other entities (or any combination of two or more thereof) shall sign or be subject to the terms and conditions of the Agreement as the Franchisee or as Guarantor, if any, the liability of each of them under this Agreement shall be deemed to be joint and several.

h)

Severability. If for any reason whatsoever, any term or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent be invalid or unenforceable, all other terms and conditions to parties or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and condition of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

i)	Franchisee may not withhold payment due to Franchisor. The Franchisee agrees that he will not, on grounds of the alleged non-performance by the Franchisor of any of its obligations hereunder,

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withhold payment of any royalty or other amounts due to the Franchisor or its affiliates, whether on account of goods purchased by the Franchisee or otherwise.

j)

Notice. All notices, consents, approvals, statements, authorizations, documents, or other communications (collectively “notices”) required or permitted to be given hereunder shall be in writing, and shall be delivered personally or mailed by registered mail, postage prepaid, to the said parties at their respective addresses set forth hereunder, namely:

To the Franchisor at:	117-4295 Blackcomb Way
Whistler, BC V0N 1B4

With a copy to:	Lando & Company
Barristers & Solicitors
P.O. Box 11140
2010-1055 West Georgia Street
Vancouver, BC V6E 3P3

To the Franchisee at:

Or at any such other address or addresses as may be given by any of them to the other in writing from time to time. Such notices, if mailed, shall be deemed to have been given on the second business day (except Saturdays and Sundays) following such mailing, or, if delivered personally, shall be deemed to have been given on the day of delivery, if a business day, or if not a business day, on the business day next following the day of deliver; provided that if such notice shall have been mailed and if regular mail service shall be interrupted by strike or other irregularity before the deemed receipt of such notice as aforesaid, then such notice shall not be effective unless delivered.

k)

Headings, paragraph numbers. The headings and paragraph numbers appearing in this Agreement or any schedule hereto are inserted for the convenience of reference only and shall not in any way affect the construction or interpretation of this Agreement.

l)	Applicable law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the

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parties hereto submit and attorn to the jurisdiction of the Province of British Columbia.

m)	Time is of the essence. Time shall be of the essence of this Agreement and of each and every part thereof.
n)

Waiver of obligations. The Franchisor may by written instrument unilaterally waive any obligation of or restriction upon the Franchisee under this Agreement. No acceptance by the Franchisor of any payment by the Franchisee and no failure, refusal or neglect of the Franchisor to exercise any right under this Agreement or to insist upon full compliance by the Franchisee with his obligations hereunder, including without limitation, any mandatory specification, standard or operating procedure, shall constitute a waiver of any provision of this Agreement.

o)

Franchisee and Guarantor defined, use of pronoun. The words “Franchisee” and “Guarantor” whenever used in this Agreement shall be deemed and taken to mean each and every person or party mentioned as a Franchisee or Guarantor herein, be the same one or more; and if there shall be more than one Franchisee, or Guarantor, any notice, consent, approval, statement, authorization, document or other communication required or permitted to be given by the terms or conditions of this Agreement may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter or male or female pronoun to refer to the Franchisor and/or the Guarantor may be an individual (male or female), a partnership, a corporation or another equity or a group of two or more individuals, partnerships, corporations or other entities. The necessary grammatical changes required to make the provision of this Agreement apply in the plural sense, where there is more than one Franchisee or Guarantor and to either individuals (male or female) partnerships, corporations or other entities, shall in all instances be assumed in each case. The words “hereof”, “herein”, “hereunder” and similar expressions used in any paragraph of this Agreement related to the whole of this Agreement (including any Schedules attached hereto) and not to that paragraph only, unless otherwise expressly provided for or the context clearly indicates to the contrary.

p)	Assignment by the Franchisor. In the event of a sale, transfer or assignment by the Franchisor of its interest in the System or the marks or any parts thereof, or in the event of any sale, transfer or

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assignment by the Franchisor of this Agreement or any interest therein, to the extent that the purchaser or assignee shall assume the covenants and obligations of the Franchisor under this Agreement, the Franchisor shall thereupon and without further agreement, be freed and relieved of all liability with respect to such covenants and obligations.

q)

Lawful attorney. Notwithstanding anything herein contained, if the Franchisee does not execute and deliver to the Franchisor any documents or other instruments which it is so required to execute and deliver pursuant to this Agreement within the time period or periods so specified herein, including without limitation the documents required to be delivered pursuant to paragraph 14(b) hereof, the Franchisee does hereby irrevocably appoint the Franchisor as the Franchisee’s lawful attorney with full power and authority to execute and deliver in the name of the Franchisee any such document or instruments and to do all things as may be required from time to time to comply with the provisions pursuant to which the power of attorney is being utilized, and the Franchisee hereby agrees to ratify and confirm all such acts of the Franchisor as its lawful attorney and to indemnify and save the Franchisor harmless from all claims, losses or damages in so doing. In accordance with the Power of Attorney Act, the Franchisee hereby declares that the powers of attorney hereby granted may be exercised during any subsequent legal incapacity on his part.

r)

Default cumulative. In the event the Franchisee acquires the right and license to operate another Puppy Zone facility using the System and marks, any default by the Franchisee in the performance or observance of any of the terms and conditions under any one agreement governing the aforesaid right and license shall be deemed to be an event of default under all other agreements pursuant to which the Franchisee operates such other Puppy Zone facilities.

s)

Set-off by the Franchisor. Notwithstanding anything contained in this Agreement, upon the failure of the Franchisee to pay to the Franchisor as and when due, any amounts of money provided for herein, the Franchisor shall have the right at its election, to deduct any and all such amounts remaining unpaid from any moneys or credits held by the Franchisor for the account of the Franchisee.

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t)

Further assurances. Each of the parties hereby covenants and agrees to execute and deliver such further and other agreements, assurances, undertakings, acknowledgements or documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence and do and perform and cause to be done and performed any further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

u)

Entire agreement. This Agreement constitutes the entire agreement between the parties and supercedes all previous agreements and understandings between the parties in any way relating to the subject matter hereof. It is expressly understood and agreed that the Franchisor has made no representations, inducements, warranties or promises, whether direct, indirect or collateral, express or implied, oral or otherwise, concerning this Agreement, the matters herein, the business franchised hereunder or concerning any other matters, which are not embodied herein. The Franchisee acknowledges that it has entered into this Agreement as a result of its own independent investigation and not as the result of any representations of the Franchisor, its agents, officers or employees. The Franchisee specifically acknowledges that no representation, promise, guarantee or warranty concerning the result or profits to be derived from the Franchised Business has been made to induce the Franchisee to execute this Agreement.

v)

Binding agreement. Subject to the restrictions on assignment herein contained, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

w)	Mediation and Arbitration.
i)

Where a dispute arises out of or in connection with this Agreement or in respect of any defined legal relationship associated with it or from it, the parties agree to try to resolve the dispute by participating in a structured negotiation conference with the Mediator under the commercial Mediation Rules of the British Columbia International Commercial Arbitration Centre. The appointing authority shall be the British Columbia International Commercial Arbitration Centre.

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ii)

If mediation fails to achieve a resolution of the dispute, or is waived by either party, the parties shall submit the dispute to the consideration and award of the Mediator who shall then serve as an Arbitrator. If the Mediator who served as such is unable or unwilling to serve as Arbitrator, then an Arbitrator shall be appointed by the British Columbia International Commercial Arbitration Centre.

iii)

At any point during mediation and/or arbitration or thereafter, either party may request the implementation of any provisional remedy it deems necessary, which may be granted ex parte or after notice and hearing, pursuant to the laws of the Province of British Columbia, by the Mediator and/or Arbitrator, subject to confirmation by a Court of competent jurisdiction. Any such provisional remedy may be confirmed or denial thereof appealed in accordance with the laws of the Province of British Columbia.

x)

Rights of the Franchisor are cumulative. The rights of the Franchisor hereunder are cumulative and no exercise or enforcement by the Franchisor of any right or remedy hereunder shall preclude the exercise or enforcement by the Franchisor of any other right or remedy hereunder or which the Franchisor is otherwise entitled by law to enforce.

19)	Force Majeure

In the event that either party hereto is delayed or hindered in the performance of any act required herein by reason of strike, lockouts, labour troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reasons of a like nature not the fault of such party, then performance of such act shall be excused for the period of the delay and the period for performance of any such act shall be extended for a period equivalent to the period of such

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delay, up to a maximum of three (3) months. The provision of this paragraph shall not operate to excuse the Franchisee from the prompt payment of any fee or other payment due to the Franchisor pursuant to the provisions of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed by the parties as of the date first above written.

SIGNED on behalf of PUPPY

ZONE ENTERPRISES, INC

by its authorized signatory

______________________

Authorized Signatory

SIGNED, SEALED AND DELIVERED

By _____________ in the presence of:

WITNESS: ___________________

ADDRESS: ___________________

____________________________	____________________
FRANCHISEE

____________________________

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Schedule “A’

List of Marks

1.	“The Puppy Zone”

2.	“ The Puppy Zone” and design

3.	“The Puppy Zone Dog Day Care & Adventure Centre”

4.         “The Puppy Zone Dog Day Care & Adventure Centre” and design

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Schedule “B”

Description of Premises

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Schedule “C”

Lease

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